Exhibit 21

Subsidiaries of The Marcus Corporationas
of May 26, 2005

The Marcus Corporation owns equity in the following entities:

Name	State of Organization
B&G Realty, Inc.	Wisconsin
First American Finance Corporation	Wisconsin
Marcus BIS, Inc.	Wisconsin
Marcus Hotels, Inc.	Wisconsin
Marcus Restaurants, Inc.	Wisconsin
Marcus Theatres Corporation	Wisconsin
Marcus WS, Inc.	Wisconsin
Marcus Consid, LLC	Wisconsin
Marcus Non, LLC	Wisconsin
Marcus FL, LLC	Delaware

B&G Realty, Inc. is the sole member of the following limited liability company:

Name	State of Organization
Rush Ontario, LLC	Delaware

Marcus BIS, Inc. is the sole member of the following limited liability companies:

Name	State of Organization
Marcus BIS Franchises International, LLC	Wisconsin
Marcus BIS Hospitality, LLC	Wisconsin
Marcus BIS Partners, LLC	Wisconsin

Marcus BIS Partners, LLC is a 50% member in the following limited liability companies:

Name	State of Organization
Baymont Erlanger, LLC	Kentucky
802-California-Ontario, LLC	California

Marcus Hotels, Inc. owns all of the equity in the following entities:

Name	State of Organization
Grand Geneva, LLC	Wisconsin
Marcus Development, LLC	Wisconsin
Marcus Hotel Partners, Inc.	Wisconsin
Marcus Hotels Associates, Inc.	Wisconsin
Marcus Hotels Hospitality, LLC	Wisconsin
Marcus Las Vegas, LLC	Wisconsin
Marcus Northstar, Inc.	Minnesota
Marcus Vacation Club, Inc.	Wisconsin
Marcus W, LLC	Wisconsin
Milwaukee City Center, LLC	Wisconsin
Pfister, LLC	Wisconsin
Resort California, LLC	Delaware
Resort Missouri, LLC	Delaware
Skirvin Partners, LLC	Oklahoma

Marcus Development, LLC is a 50% member of the following limited liability company:

Name	State of Organization
Platinum Condominium Development, LLC	Nevada

Marcus Restaurants, Inc. owns all of the stock of the following companies:

Name	State of Organization
Cafe Refreshments, Inc.	Wisconsin
Captains-Kenosha, Inc.	Wisconsin
Colony Inns Restaurant Corporation	Wisconsin
Marc's Carryout Corporation	Wisconsin

Marcus Theatres Corporation owns all of the equity in the following entities:

Name	State of Organization
Family Entertainment, LLC	Wisconsin
Marcus Cinemas of Minnesota and Illinois, Inc.	Illinois
Marcus Cinemas of Ohio, LLC	Wisconsin
Marcus Theatre Management, LLC	Wisconsin

Marcus Theatres Corporation and Marcus Cinemas of Minnesota and Illinois, Inc. own all of the equity in the following entity:

Name	State of Organization
Marcus Cinemas of Wisconsin, LLC	Wisconsin

Marcus WS, Inc. owns all of the stock of the following companies:

Name	State of Organization
Marcus WS Franchises International, Inc.	Wisconsin
Marcus WS Hospitality Corporation	Wisconsin

Marcus WS Hospitality Corporation owns all of the stock of the following companies:

Name	State of Organization
Marcus WS Refreshments, Inc.	Wisconsin
Marcus WS Refreshments of Colorado, Inc.	Colorado
Marcus WS Refreshments of Ohio, Inc.	Ohio

Marcus WS Refreshments, Inc. owns all of the stock of the following company:

Name	State of Organization
Marcus WS Refreshments of Texas, Inc.	Texas

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